AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON January 15, 2015

Registration Statement No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

Registration Statement Under the

Securities act of 1933

PEAK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation or organization)	43-1793922 (IRS Employer Identification No.)

17409 Hidden Valley Drive

Wildwood, Missouri 63025

(636) 549-0060

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Peak Resorts, Inc. 2014 Equity Incentive Plan

(Full title of the plan)

Timothy D. Boyd

President and Chief Executive Officer

Peak Resorts, Inc.

17409 Hidden Valley Drive

Wildwood, Missouri  63025

(636) 549-0060

(Name and address, including zip code, and telephone number, including area code, of agent for service)

	Copies to: David W. Braswell Armstrong Teasdale LLP 7700 Forsyth Boulevard, Suite 1800 St. Louis, Missouri 63105 314-621-5070
CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount of Shares To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.01 per share	559,296 (2)	$7.94	$4,440,810.24	$516.03

(1)  Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant’s common stock reported on The Nasdaq Global Market on January 12, 2015.

(2)  Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares of common stock that may be offered or issued under the Peak Resorts, Inc. 2014 Equity Incentive Plan as a result of stock splits, stock dividends or similar transactions.

PART I

The document(s) containing the information required in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Peak Resorts, Inc. (the “Company”) shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Company shall furnish to the Commission or its staff a copy of any or all of the documents included in the file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

(a)the Company’s Prospectus filed pursuant to Rule 424(b) under the Securities Act, dated as of November 20, 2014, relating to the Registrant’s Registration Statement on Form S-1 (File No. 333-199488), originally filed with the Commission on October 20, 2014;

(b)the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2014, filed with the Commission on January 6, 2015;

(c)the Company’s Current Reports on Form 8-K, filed with the Commission on December 5, 2014 and December 8, 2014;

(d)the description of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on November 19, 2014 (File No. 001-35363), and any amendment or report filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, other than documents filed by the Registrant with the Commission containing information furnished to the Commission pursuant to Items 2.02 or 7.01 of Form 8-K, including any exhibits included with such information.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Company is a Missouri corporation. Sections 351.355(1) and (2) of The General and Business Corporation Law of Missouri (the “GBCL”) provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses.

Section 351.355(3) of the GBCL provides that, except as otherwise provided in the corporation’s articles of incorporation or the bylaws, to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred in connection with such action, suit or proceeding.

Section 351.355(7) of the GBCL provides that a corporation may provide additional indemnification other than as authorized by other subsections, provided such additional indemnification is authorized by the corporation’s articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

Section 351.355(8) of the GBCL provides that a corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of that section. The insurance or other arrangement, including self-insurance, may be procured within the corporation or with any insurer or other person deemed appropriate by the Board of Directors. That section also provides that in the absence of fraud the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability on any ground regardless of whether directors participating in the approval are beneficiaries of the insurance arrangement.

The Company’s Amended and Restated Articles of Incorporation and Amended and Restated By-laws provide for indemnification of the Company’s directors, officers, employees and other agents to the maximum extent permitted by the GBCL.  In addition, the Company has entered into indemnification agreements with its directors and officers which may require the Company, among other things, to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of certain proceedings against them as to which they could be indemnified.

The Company maintains a directors’ and officers’ insurance policy.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

Item 9.  Undertakings.

(a)The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Charles, State of Missouri, on January 15, 2015.

Peak Resorts, Inc.

By:           ___/s/ Timothy D. Boyd__________________
Name:      Timothy D. Boyd

Title:        President and Chief Executive Officer

                (Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Peak Resorts, Inc., hereby severally constitute and appoint Timothy D. Boyd and Stephen J. Mueller and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us in our name, place, and stead, in any and all capacities, to sign Peak Resorts, Inc.’s Registration Statement on Form S-8, and any other registration statement relating to the same offering, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Timothy D. Boyd (Timothy D. Boyd)	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	January 15, 2015
/s/ Stephen J. Mueller (Stephen J. Mueller)	Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	January 15, 2015
/s/ Richard K. Deutsch (Richard K. Deutsch)	Vice President—Business and Real Estate Development, Director	January 15, 2015
/s/ Stanley W. Hansen (Stanley W. Hansen)	Director	January 15, 2015
/s/ Carl E. Kraus (Carl E. Kraus)	Director	January 15, 2015
/s/ Christopher S. O’Connor (Christopher S. O’Connor)	Director	January 15, 2015
/s/ Michael H. Staenberg (Michael H. Staenberg)	Director	January 15, 2015

Exhibit Index

Exhibit Number	Description
5.1	Opinion of Armstrong Teasdale LLP.
10.1	Peak Resorts, Inc. 2014 Equity Incentive Plan.
23.1	Consent of McGladrey LLP.
23.2	Consent of Armstrong Teasdale LLP. (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).